Callaway Golf Names Interim CEO

ANNOUNCES PRELIMINARY RESULTS FOR SECOND QUARTER 2011

CARLSBAD, Calif., June 29, 2011 /PRNewswire/ -- Callaway Golf Company (NYSE: ELY) today announced the appointment of Anthony S. "Tony" Thornley as Interim President and Chief Executive Officer, filling a vacancy created by George Fellows, who resigned for personal reasons. The Company also announced preliminary results for the second quarter of 2011, as well as organizational changes that are expected to improve operational effectiveness and reduce costs.

Mr. Thornley, 65, who joined the Board of Callaway Golf in 2004, served from 2002 to 2005 as President and Chief Operating Officer of Qualcomm Inc., the global leader in wireless technology. He served as Qualcomm's Chief Financial Officer from 1994 to 2002. Until his appointment today, he served as chair of the Audit Committee of the Board of Directors of Callaway Golf and was the designated "financial expert."

Mr. Fellows, 68, served as President and CEO since August 2005 and led initiatives that included the Company's international expansion, product cost reduction and efforts to return golf to the Olympics. Mr. Fellows led the Company to record sales and earnings prior to the economic downturn.

"Tony Thornley has a deep knowledge of Callaway's business and the steps we must take to improve results going forward. He brings decades of experience, including the financial and managerial skills and discipline to execute on our immediate priorities and to lead a transition to new leadership as the company charts a path for the future," said Ron Beard, Chairman of the Board. "As an avid golfer with a low single-digit handicap, he also brings passion for what we do. We appreciate George Fellows' efforts, accomplishments and wish him the best in the future. We look forward to continuing to work closely with our customers and partners as we take our next steps."

"It's been my privilege to serve Callaway these past 6 years and I'm proud of much of what we've done," said Mr. Fellows. "However the personal demands of cross country commuting and other demands on my personal life and family have led me to conclude now is the right time for me to make this change."

Preliminary Results for Second Quarter 2011

Callaway Golf announced that, for the second quarter of 2011, it expects revenues to be approximately $270 million.

The Company expects a net loss of approximately $55 million for the second quarter, including $48 million of noncash charges. These noncash charges include a valuation allowance of approximately $46 million related to the Company's U.S. deferred tax assets. The Company's U.S. business, which has been adversely affected by the recent economic downturn and continued investment in the final phase of the Company's global operations strategy, has not yet returned to profitability. As a result, U.S. accounting rules require that the Company establish the valuation allowance. The Company expects to be able to reverse the allowance in future periods as the Company's U.S. business returns to profitability. The net loss for the quarter also includes charges of approximately $8 million related to the organizational changes and approximately $4 million related to the Company's global operations strategy.

Organizational Changes

As part of its reorganization, the Company expects to reduce headcount at all levels of the organization. The Company said it expects its organizational changes and reevaluation of business processes and priorities to deliver annualized pre-tax savings of approximately $50 million, a portion of which will benefit 2011. Pre-tax charges associated with these actions, including severance expenses, are currently estimated to be approximately $20 million for 2011, including the $8 million recognized in the second quarter.

"While it is clear that it was the global economic recession that derailed our record sales and earnings pace, it is also clear that our business is not keeping pace with the industry recovery," said Mr. Thornley. "It is therefore necessary for the company to take immediate and aggressive actions to reduce costs in order to return the Company to profitability as quickly as possible. We will also focus our efforts on strengthening our Brands by reinvesting a portion of the cost savings in key marketing initiatives. While we have the best performing products in the industry, that message has sometimes been overshadowed by the sheer volume of competitive marketing. In addition, the actions we are announcing today will also result in a leaner organization that is better able to respond to changing market conditions. We will provide more details about the reorganization during our earnings call in late July."

Conference Call and Webcast

The Company will be holding a conference call to introduce Mr. Thornley at 6:00 a.m. PDT on Thursday, June 30. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast.

A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PDT on Thursday, July 14, 2011. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling (800) 642-1687 or (706) 645-9291 (for international). The replay pass code is 80473414.

Date Set for Release of Second Quarter Financial Results

The Company plans to announce financial results for the second quarter on July 26, 2011 and will hold a conference call on that day to update investors on the company's operations and expectations for the remainder of the year.

Biographical Information: Anthony S. Thornley

Mr. Thornley joined the Board of Callaway Golf Company in 2004, and has served since 2004 as Chair and the designated "financial expert" of the Audit Committee.

From 2002 to 2005, he served as President and Chief Operating Officer of Qualcomm Inc., the company that pioneered and developed technologies used in wireless networks around the world. He also served as Qualcomm's Chief Financial Officer, beginning in 1994. Earlier, for 16 years, he served Nortel Networks as a senior executive in the areas of finance and information systems management.

As an amateur golfer, Mr. Thornley represented England and Great Britain at the youth level. While at the University of Manchester, England, from which he graduated with a degree in chemistry, he was selected to the British Universities team and won the English Universities championship.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE: ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf apparel, footwear and accessories, under the Callaway Golf(R), Odyssey(R), Top-Flite(R), and Ben Hogan(R) brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or shop.callawaygolf.com.

Disclaimer: Investors should be aware that the Company has not yet finalized its results for the second quarter of 2011 and that the Company's "preliminary" estimates of second quarter net sales, earnings, deferred tax asset valuation allowance, and reorganizational charges contained in this press release reflect management's estimates based upon the information available at the time made. These estimates could differ materially from the Company's actual results if the information on which the estimates are based ultimately proves to be incorrect or incomplete. In addition, statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the reversal of the deferred tax valuation allowance in future periods, reduced costs, reinvestment of savings, organizational changes, including the estimated charges and savings related to such organizational changes, as well as improvements in the Company's operational performance, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various unknowns, including future changes in foreign currency exchange rates, consumer acceptance and demand for the Company's products, the level of promotional activity in the marketplace, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products, in manufacturing the Company's products, or in connection with the implementation of the Company's planned global operations strategy initiatives or other future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2010 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts: Brad Holiday
Eric Struik
Tim Buckman
(760) 932-1771

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